Exhibit 4.9

INTELLECTUAL PROPERTY SECURITY INTEREST ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY INTEREST ASSIGNMENT AGREEMENT (this “Agreement”) dated as of January 12, 2016 is by and among TREX COMPANY, INC., a Delaware corporation (the “Borrower”), BRANCH BANKING AND TRUST COMPANY, in its capacity as resigning Administrative Agent (in such capacity, the “Resigning Administrative Agent”), and BANK OF AMERICA, N.A., in its capacity as successor Administrative Agent (in such capacity, the “Successor Administrative Agent”).

RECITALS:

1. Reference is made to the Second Amended and Restated Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of November 20, 2014 among Trex Company, Inc., a Delaware corporation (the “Borrower”), the Lenders identified therein and Branch Banking and Trust Company, as Administrative Agent.

2. In connection with the resignation of Branch Banking and Trust Company as Administrative Agent and the appointment of Bank of America, N.A. as successor Administrative Agent under the First Amendment dated as even date herewith, and pursuant to the Assignment Agreement dated as of even date herewith, the Resigning Administrative Agent assigned all of its right, title and interest in and to the Collateral Documents to the Successor Administrative Agent.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Assignment. The Resigning Administrative Agent transfers, assigns, grants and conveys to the Successor Administrative Agent all of the Resigning Administrative Agent’s right, title and interest in and to the Collateral Documents, including, without limitation, all liens and security interests arising under the Collateral Documents and all financing statements and other filings and registrations relating to the Collateral Documents, including the Existing IP Security Agreements, including, but not limited to, the IP Security Agreement (Patents) recorded on January 12, 2012 at Reel 027637 Frame 0805, IP Security Agreement (Patents) recorded on January 12, 2012 at Reel 027630 Frame 0790, the IP Security Agreement (Patents) recorded on November 6, 2009 at Reel 023620 Frame 0786, the IP Security Agreement recorded on November 21, 2014 at Reel 5405 Frame 0628, the IP Security Agreement (Trademarks) recorded on January 12, 2012 at Reel 4708 Frame 0425, and the IP Security Agreement (Trademarks) recorded on November 6, 2009 at Reel 4094 Frame 0207, and the security interest in, lien on and right of set-off against the patents, patent applications, trademarks, trademark applications, and copyrights (collectively, the “Intellectual Property”) scheduled on the Existing IP Security Agreements, including the Intellectual Property identified on Schedule 1 hereto.

3. Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

4. No Novation. The parties hereto agree that this Agreement shall constitute an amendment to the Collateral Documents and shall not constitute a novation in any manner whatsoever. Upon assignment, the Successor Administrative Agent shall replace the Resigning Administrative Agent as Administrative Agent under the Collateral Documents and thereafter the Successor Administrative Agent shall hold all liens identified in the Collateral Documents.

5. Expenses. The Borrower agree to reimburse the Resigning Administrative Agent and the Successor Administrative Agent for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred in connection with this Agreement.

6. Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be effective as an original.

7. Governing Law. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Virginia.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the following have executed this Agreement on the date first above written.

BRANCH BANKING AND TRUST COMPANY, as Resigning Administrative Agent

By:	/s/ William B. Keene
Name:	William B. Keene
Title:	Vice President

BANK OF AMERICA, N.A., as Successor Administrative Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Vice President

TREX COMPANY, INC., a Delaware corporation

By:	/s/ Bryan H. Fairbanks
Name:	Bryan H. Fairbanks
Title:	Vice President and Chief Financial Officer

Schedule 1

INTELLECTUAL PROPERTY

Security Interest Recorded January 12, 2012 at Reel 027637 Frame 0805

Pending Application

Title	Appl. No.	Filing Date
MULTIZONE WOOD POLYMER COMPOSITE ARTICLE	12509176 20100021753	07/24/09

Security Interest Recorded January 12, 2012 at Reel 027630 Frame 0790

Pending Application

Title	Appl. No.	Filing Date
MULTIZONE WOOD POLYMER COMPOSITE ARTICLE	12509176 20100021753	07/24/09

Security Interest Recorded November 6, 2009 at Reel 023620 Frame 0786

Issued Patents

Title	Patent No.	Issue Date
VARIEGATED COMPOSITES AND RELATED METHODS OF MANUFACTURE	7410687	08/12/08
APPARATUS FOR MAKING A WOOD-PLASTIC PROFILE	6527532	03/04/03
PROCESS FOR MAKING A WOOD-THERMOPLASTIC COMPOSITE	5851469	12/22/98

Security Interest Recorded November 21, 2014 at Reel 5405 Frame 0628

Registered Marks

Mark	Reg. No.	Reg. Date
TREX	4757460	06/16/15
TREX	4671390	01/13/15
LIGHTHUB	4557709	06/24/14
REVEAL	4389534	08/20/13

Security Interest Recorded January 12, 2012 at Reel 4708 Frame 0425

Registered Marks

Mark	Reg. No.	Reg. Date
TREX SELECT	4269524	01/01/13
ENHANCE	4172922	07/10/12
TREX ELEVATIONS	4187705	08/07/12
TREX TRANSCEND	4107731	03/06/12
DECKWORKS	3982773	06/21/11
CUSTOMCURVE	4050305	11/01/11
TREX	4004005	07/26/11
TREX	4077639	12/27/11
TREX	3862086	10/12/10
IRON DECK	3927184	03/08/11
TRANSCEND	3773349	04/06/10

Security Interest Recorded November 6, 2009 at Reel 4094 Frame 0207

Registered Marks

Mark	Reg. No.	Reg. Date
TRANSCEND	3773349	04/06/10
SMOOTHEDGE	3656162	07/14/09
TREX PROFILES	3687228	09/22/09
SURROUNDINGS	3648615	06/30/09
TREX HIDEAWAY	3528844	11/04/08
TREX ESCAPES	3442097	06/03/08
SECLUSIONS	3191743	01/02/07
DECKSCAPES	3063223	02/28/06
BRASILIA	3050069	01/24/06
TREX DESIGNER SERIES RAILING	3218419	03/13/07
TREX	2937507	04/05/05
TREX EXPRESS INSTALLATION SYSTEM and Design	3052208	01/31/06
TREX ACCENTS	2945585	05/03/05
TREXPRO	2907741	12/07/04
EASY CARE DECKING	2259151	07/06/99
TREX	1938516	11/28/95
TREX	1881449	02/28/95

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Third Amended and Restated Security and Pledge Agreement dated as of January 12, 2016 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the copyrights and copyright applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

TREX COMPANY, INC., a Delaware corporation

By:	/s/ Bryan H. Fairbanks
Name:	Bryan H. Fairbanks
Title:	Vice President and Chief Financial Officer

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Vice President

Schedule 1

Trex Company, Inc.

(Delaware Corporation)

U.S. Copyright

Registered Copyright

Title	Reg. No.	Reg. Date
2003 Trex product & installation guide.	TX0005873765	10/27/03

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Third Amended and Restated Security and Pledge Agreement dated as of January 12, 2016 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the trademarks and trademark applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

TREX COMPANY, INC., a Delaware corporation

By:	/s/ Bryan H. Fairbanks
Name:	Bryan H. Fairbanks
Title:	Vice President and Chief Financial Officer

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Vice President

Schedule 1

Trex Company, Inc.

(Delaware Corporation)

U.S. Trademarks

Pending Applications

Mark	Appl. No.	Filing Date
TREX SIGNATURE	86790173	10/16/15
ENGINEERING WHAT’S NEXT IN OUTDOOR LIVING	86511370	01/22/15